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
Exhibit 11 - Statement Re Computation of Per Share Earnings      Dec. 31,     Dec. 31,     Dec. 31,    June 30,     June 30,
                                                                  1993         1994         1995         1995         1996

Average shares outstanding                                       369,431      369,808    5,582,385      369,808    6,155,940

Net effect of dilutive stock options and warrants based on
the treasury stock method using the mid point of the offering  1,695,179    1,695,179    1,349,055    1,695,179      820,499

Other                                                             98,001       98,001       98,001       98,001       98,001
                                                              --------------------------------------------------------------
                                                               2,162,611    2,162,988    7,029,441    2,162,988    7,074,440
                                                              --------------------------------------------------------------
                                                              --------------------------------------------------------------

Net loss applicable to common stock                              ($9,761)    ($10,293)     ($4,544)     ($6,022)     ($1,094)
                                                                --------------------------------------------------------------
                                                                --------------------------------------------------------------

Net loss per common share                                         ($4.51)      ($4.76)      ($0.65)      ($2.78)      ($0.15)
                                                                --------------------------------------------------------------
                                                                --------------------------------------------------------------

Pro forma

Average shares outstanding                                                                7,029,441                7,074,440

Net effect of shares issued to repay certain
indebtedness, using the mid-point of the
estimated initial public offering price after
the deduction of estimated underwriting discounts
and commissions and a pro rata portion of estimated
offering expenses payable by the registrant.                                                207,730                  417,670
                                                                                          ---------                ---------

                                                                                          7,237,171                7,492,110
                                                                                          ---------                ---------
                                                                                          ---------                ---------

Pro forma net loss per common share                                                          ($0.62)                  ($0.13)


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